As filed with the Securities and Exchange Commission on March 20, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 19, 2026

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Sylvan Way, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 19, 2026, B&G Foods, Inc., through its wholly owned subsidiary, B&G Foods North America, Inc., closed on the acquisition of the College Inn and Kitchen Basics broth and stock business from Del Monte Foods Holdings Limited and certain of its affiliates for a purchase price of approximately $110 million in cash, pursuant to an asset purchase agreement. The purchased assets include trademarks and other intellectual property; business and customer information; supply and other agreements; and inventory. As described in B&G Foods’ Current Report on Form 8-K filed on January 16, 2026, the asset purchase agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy. It also includes an agreement for an affiliate of Del Monte Fresh Produce Company, the buyer of certain other business units that were sold by Del Monte Foods, to provide certain transition services associated with the acquired business for up to 180 days following closing.

Prior to the closing of the acquisition, none of B&G Foods, B&G Foods North America or any of their affiliates, or any director or officer of B&G Foods or B&G Foods North America, or any associate of any such director or officer, had any material relationship with Del Monte Foods or any of its affiliates. The terms of the asset purchase agreement, including the purchase price, were determined pursuant to a competitive auction process that was conducted in connection with the Chapter 11 bankruptcy proceedings of Del Monte Foods.

B&G Foods funded the acquisition and related fees and expenses with cash on hand, including the proceeds of divestitures, and additional revolving loans under B&G Foods’ existing credit facility.

The asset purchase agreement was filed as Exhibit 2.1 under Item 1.01 to the Current Report on Form 8-K filed by B&G Foods on January 16, 2026.

Item 7.01. Regulation FD Disclosure.

On March 19, 2026, B&G Foods issued a press release to announce the closing of the acquisition described above. The information contained in the press release, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01. Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.

To the extent required, B&G Foods intends to file financial statements of the business acquired for the periods specified in Rule 3-05(b) of Regulation S-X within the time period permitted by Item 9.01 of Form 8-K.

(b)            Pro Forma Financial Information.

To the extent required, B&G Foods intends to file the pro forma financial information required pursuant to Article 11 of Regulation S-X within the time period permitted by Item 9.01 of Form 8-K.

(d)            Exhibits.

2.1	Asset Purchase Agreement, dated as of January 15, 2026, by and among B&G Foods North America, Inc., B&G Foods, Inc., Del Monte Foods Holding Limited and the other parties listed as signatories thereto (Filed as Exhibit 2.1 to B&G Foods’ Current Report on Form 8-K filed on January 16, 2026, and incorporated herein by reference)

99.1	Press Release dated March 19, 2026, furnished pursuant to Item 7.01

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: March 20, 2026	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary